Filed Pursuant to Rule 424(b)(2)
Registration No. 333-204908

Capped PLUS Products

Capped Performance Leveraged Upside Securities

Capped Trigger Performance Leveraged Upside Securities

Capped Buffered Performance Leveraged Upside Securities

Capped Buffered Performance Leveraged Upside Securities with Downside Factor

Uncapped PLUS Products

Uncapped Performance Leveraged Upside Securities

Uncapped Trigger Performance Leveraged Upside Securities

Uncapped Buffered Performance Leveraged Upside Securities

Uncapped Buffered Performance Leveraged Upside Securities with Downside Factor

Principal at Risk Securities

Linked to Two or More

Equities and/or

Indices

Product Supplement

Dated May 2, 2016

(To Prospectus dated April 29, 2016)

The Securities

UBS AG may offer and sell the following Securities from time to time:

Capped PLUS Products

Capped Performance Leveraged Upside Securities	(“Capped PLUS”)
Capped Trigger Performance Leveraged Upside Securities	(“Capped Trigger PLUS”)
Capped Buffered Performance Leveraged Upside Securities	(“Capped Buffered PLUS”)
Capped Buffered Performance Leveraged Upside Securities with Downside Factor	(“Capped Buffered PLUS with Downside Factor”)

Uncapped PLUS Products

Uncapped Performance Leveraged Upside Securities	(“Uncapped PLUS”)
Uncapped Trigger Performance Leveraged Upside Securities	(“Uncapped Trigger PLUS”)
Uncapped Buffered Performance Leveraged Upside Securities	(“Uncapped Buffered PLUS”)
Uncapped Buffered Performance Leveraged Upside Securities with Downside Factor	(“Uncapped Buffered PLUS with Downside Factor”)

We refer to the Capped PLUS, Capped Trigger PLUS, Capped Buffered PLUS and Capped Buffered PLUS with Downside Factor collectively as the “Capped PLUS Products”.

We refer to the Uncapped PLUS, Uncapped Trigger PLUS, Uncapped Buffered PLUS and Uncapped Buffered PLUS with Downside Factor collectively as the “Uncapped PLUS Products”.

We refer to the Capped PLUS Products and Uncapped PLUS Products collectively as the “Securities”.

The Underlier(s)

Each of the Securities may be linked to the worst performing of two or more of the following:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company,

➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”), and/or

➢	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”).

General Terms

This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The applicable pricing supplement to this product supplement (the “applicable pricing supplement”) will describe the specific terms of any Securities that we offer, including (i) the particular product being offered, (ii) the underlying assets and (iii) the specific manner in which such Securities may be offered.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement, the index supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; third, the index supplement and last, the accompanying prospectus.

The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer:	UBS AG (“UBS”).
Booking Branch:	The booking branch of UBS will be specified in the applicable pricing supplement.
Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.
Pricing Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Original Issue Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Valuation Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Valuation Date”.
Maturity Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.
No Coupon:	We will not pay you interest during the term of the Securities, unless otherwise specified in the applicable pricing supplement.
Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10 per Security (with a minimum investment of 100 Securities for a total of $1,000).
No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:	UBS Securities LLC.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Securities, if the underlying return of any underlying asset is negative, you could lose some or all of your initial investment.

All defined terms relating to payment at maturity are set forth beginning on page iv under “Defined Terms Relating to Payments at Maturity for the Securities”.

The Capped PLUS Products:

The Capped PLUS Products provide participation in, and may enhance by the leverage factor, any positive underlying return of the worst performing underlying asset only up to a predetermined maximum gain with full, contingent or reduced downside market exposure to the worst performing underlying asset at maturity.

Capped PLUS Payment at Maturity:

For any Capped PLUS offering, at maturity UBS will pay you a cash payment, for each Capped PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its initial level, calculated as follows:

	➢	If the underlying return of each underlying asset is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.
	➢	If the underlying return of the worst performing underlying asset is zero:
Principal Amount of $10.
	➢	If the underlying return of the worst performing underlying asset is negative:
$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Capped PLUS are fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its initial level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Capped Trigger PLUS Payment at Maturity:

For any Capped Trigger PLUS offering, at maturity UBS will pay you a cash payment, for each Capped Trigger PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its trigger level, calculated as follows:

	➢	If the underlying return of each underlying asset is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.
	➢	If the underlying return of the worst performing underlying asset is zero or negative and its final level is equal to or greater than its trigger level:
Principal Amount of $10.
	➢	If the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level:
$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Capped Trigger PLUS may be fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Capped Buffered PLUS Payment at Maturity:

For any Capped Buffered PLUS offering, at maturity UBS will pay you a cash payment, for each Capped Buffered PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

	➢	If the underlying return of each underlying asset is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.
	➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:
Principal Amount of $10.
	➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:
$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount)].

Investors in Capped Buffered PLUS will be exposed to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Capped Buffered PLUS with Downside Factor Payment at Maturity:

For any Capped Buffered PLUS with Downside Factor offering, at maturity UBS will pay you a cash payment, for each Capped Buffered PLUS with Downside Factor you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

	➢	If the underlying return of each underlying asset is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.
	➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:
Principal Amount of $10.
	➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:
$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount) x Downside Factor].

Investors in Capped Buffered PLUS with Downside Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount multiplied by the downside factor, and in extreme situations, you could lose all of your initial investment.

The Uncapped PLUS Products:

The Uncapped PLUS Products provide participation in, and may enhance, any positive underlying return of the worst performing underlying asset by the leverage factor with full, contingent or reduced downside market exposure to the worst performing underlying asset at maturity.

Uncapped PLUS Payment at Maturity:

For any Uncapped PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its initial level, calculated as follows:

	➢	If the underlying return of each underlying asset is positive:
$10 + Leveraged Upside Payment.
	➢	If the underlying return of the worst performing underlying asset is zero:
Principal Amount of $10.
	➢	If the underlying return of the worst performing underlying asset is negative:
$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Uncapped PLUS are fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its initial level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Uncapped Trigger PLUS Payment at Maturity:

For any Uncapped Trigger PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped Trigger PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its trigger level, calculated as follows:

	➢	If the underlying return of each underlying asset is positive:
$10 + Leveraged Upside Payment.
	➢	If the underlying return of the worst performing underlying asset is zero or negative and its final level is equal to or greater than its trigger level:
Principal Amount of $10.
	➢	If the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level:
$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Uncapped Trigger PLUS may be fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Uncapped Buffered PLUS Payment at Maturity:

For any Uncapped Buffered PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped Buffered PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

	➢	If the underlying return of each underlying asset is positive:
$10 + Leveraged Upside Payment.
	➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:
Principal Amount of $10.
	➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:
$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount)].

Investors in Uncapped Buffered PLUS will be exposed to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Uncapped Buffered PLUS with Downside Factor Payment at Maturity:

For any Uncapped Buffered PLUS with Downside Factor offering, at maturity UBS will pay you a cash payment, for each Uncapped Buffered PLUS with Downside Factor you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

	➢	If the underlying return of each underlying asset is positive:
$10 + Leveraged Upside Payment.
	➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:
Principal Amount of $10.
	➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:
$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount) x Downside Factor].

Investors in Uncapped Buffered PLUS with Downside Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount multiplied by the downside factor, and in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Securities:

Underlying Return:

For each underlying asset, the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula:

Final Level – Initial Level
Initial Level
Initial Level:	Unless otherwise provided in the applicable pricing supplement, with respect to:
➢ an underlying equity, the closing level of such underlying equity on the pricing date, or
➢ an underlying index, the closing level of such underlying index on the pricing date.
The initial level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.
Final Level:	Unless otherwise provided in the applicable pricing supplement, with respect to:
➢ an underlying equity, the closing level of such underlying equity on the valuation date, or
➢ an underlying index, the closing level of such underlying index on the valuation date.

The final level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

Worst Performing Underlying Asset:	The underlying asset with the lowest underlying return as compared to the other underlying assets.
Leverage Factor:	A positive number equal to or greater than 1.0, as specified in the applicable pricing supplement.
Leveraged Upside Payment:	$10 x Leverage Factor x Underlying Return of the Worst Performing Underlying Asset.
Maximum Gain:	With respect to the Capped PLUS Products, a positive percentage specified in the applicable pricing supplement.
Maximum Payment at Maturity:

With respect to the Capped PLUS Products, a positive value, as specified in the applicable pricing supplement, that is greater than the principal amount, based on the maximum gain and calculated as follows:

$10 + ($10 × Maximum Gain).
Trigger Level:

With respect to the Capped Trigger PLUS and Uncapped Trigger PLUS, for each underlying asset, a level of the underlying asset that will be less than the initial level for that underlying asset, as specified in the applicable pricing supplement. The trigger level for each underlying asset will be based on a percentage of the initial level for that underlying asset and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

Buffer Amount:

With respect to the Capped Buffered PLUS, Uncapped Buffered PLUS, Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor a positive percentage specified in the applicable pricing supplement.

Downside Factor:	With respect to the Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, a positive number equal to or greater than 1.0, as specified in the applicable pricing supplement.

See “Risk Factors” beginning on page PS-28 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Securities LLC

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated April 29, 2016, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Securities are a part, the index supplement dated April 29, 2016, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

➢	Index Supplement dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus or index supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average™	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7

S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSE™ 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indices	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the pricing date, UBS AG will prepare a pricing supplement. The applicable pricing supplement will specify the underlying assets and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. You should read the applicable pricing supplement in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean the Capped PLUS Products and the Uncapped PLUS Products. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated April 29, 2016 and references to the “index supplement” mean the UBS index supplement, dated April 29, 2016.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement, the index supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; third, the index supplement and last, the accompanying prospectus.

What are the Capped PLUS Products and Uncapped PLUS Products?

The “Capped PLUS Products” consist of four separate product offerings: the Capped Performance Leveraged Upside Securities (which we refer to as “Capped PLUS”), the Capped Trigger Performance Leveraged Upside Securities (which we refer to as “Capped Trigger PLUS”), the Capped Buffered Performance Leveraged Upside Securities (which we refer to as “Capped Buffered PLUS”) and the Capped Buffered Performance Leveraged Upside Securities with Downside Factor (which we refer to as “Capped Buffered PLUS with Downside Factor”).

The “Uncapped PLUS Products” consist of four separate product offerings: the Uncapped Performance Leveraged Upside Securities (which we refer to as “Uncapped PLUS”), the Uncapped Trigger Performance Leveraged Upside Securities (which we refer to as “Uncapped Trigger PLUS”), the Uncapped Buffered Performance Leveraged Upside Securities (which we refer to as “Uncapped Buffered PLUS”) and the Uncapped Buffered Performance Leveraged Upside Securities with Downside Factor (which we refer to as “Uncapped Buffered PLUS with Downside Factor”).

We refer to the Capped PLUS Products and the Uncapped PLUS Products collectively as the “Securities”.

What Are the Securities?

The Securities are medium-term unsubordinated and unsecured debt securities issued by UBS AG linked to the worst performing of two or more of the following:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company,

➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”), and/or

➢	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”).

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as ADRs. We refer to the common stock represented by an ADR as “non-U.S. stock”. If an underlying equity is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying assets will be specified in the applicable pricing supplement to this product supplement.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Securities, if the underlying return of any underlying asset is negative, you could lose some or all of your initial investment.

All defined terms relating to payment at maturity are set forth below under “Defined Terms Relating to Payments at Maturity for the Securities”.

The Capped PLUS Products:

The Capped PLUS Products provide participation in, and may enhance by the leverage factor, any positive underlying return of the worst performing underlying asset only up to a predetermined maximum gain with full, contingent or reduced downside market exposure to the worst performing underlying asset at maturity.

Payment at Maturity for Capped Performance Leveraged Upside Securities

For any Capped PLUS offering, at maturity UBS will pay you a cash payment, for each Capped PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its initial level, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

➢	If the underlying return of the worst performing underlying asset is zero:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative:

$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Capped PLUS are fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its initial level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Capped Trigger Performance Leveraged Upside Securities

For any Capped Trigger PLUS offering, at maturity UBS will pay you a cash payment, for each Capped Trigger PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its trigger level, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

➢	If the underlying return of the worst performing underlying asset is zero or negative and its final level is equal to or greater than its trigger level:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level:

$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Capped Trigger PLUS may be fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Capped Buffered Performance Leveraged Upside Securities

For any Capped Buffered PLUS offering, at maturity UBS will pay you a cash payment, for each Capped Buffered PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount)].

Investors in Capped Buffered PLUS will be exposed to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Capped Buffered Performance Leveraged Upside Securities with Downside Factor

For any Capped Buffered PLUS with Downside Factor offering, at maturity UBS will pay you a cash payment, for each Capped Buffered PLUS with Downside Factor you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount) x Downside Factor].

Investors in Capped Buffered PLUS with Downside Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount multiplied by the downside factor, and in extreme situations, you could lose all of your initial investment.

The Uncapped PLUS Products:

The Uncapped PLUS Products provide participation in, and may enhance, any positive underlying return of the worst performing underlying asset by the leverage factor with full, contingent or reduced downside market exposure to the worst performing underlying asset at maturity.

Payment at Maturity for Uncapped Performance Leveraged Upside Securities

For any Uncapped PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its initial level, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

$10 + Leveraged Upside Payment.

➢	If the underlying return of the worst performing underlying asset is zero:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative:

$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Uncapped PLUS are fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its initial level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Uncapped Trigger Performance Leveraged Upside Securities

For any Uncapped Trigger PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped Trigger PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its trigger level, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

$10 + Leveraged Upside Payment.

➢	If the underlying return of the worst performing underlying asset is zero or negative and its final level is equal to or greater than its trigger level:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level:

$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Uncapped Trigger PLUS may be fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Uncapped Buffered Performance Leveraged Upside Securities

For any Uncapped Buffered PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped Buffered PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

$10 + Leveraged Upside Payment.

➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount)].

Investors in Uncapped Buffered PLUS will be exposed to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Uncapped Buffered Performance Leveraged Upside Securities with Downside Factor

For any Uncapped Buffered PLUS with Downside Factor offering, at maturity UBS will pay you a cash payment, for each Uncapped Buffered PLUS with Downside Factor you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

$10 + Leveraged Upside Payment.

➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount) x Downside Factor].

Investors in Uncapped Buffered PLUS with Downside Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount multiplied by the downside factor, and in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Securities:

For each underlying asset, the “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula, the underlying return is:

Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable pricing supplement, the “initial level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the pricing date, or

➢	an underlying index, the closing level of such underlying index on the pricing date.

The initial level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

Unless otherwise provided in the applicable pricing supplement, the “final level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the valuation date, or

➢	an underlying index, the closing level of such underlying index on the valuation date.

The final level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

The “worst performing underlying asset” means the underlying asset with the lowest underlying return as compared to other underlying assets.

The “leveraged upside payment” will be a positive value per Security based on the leverage factor, discussed below, and the underlying return of the worst performing underlying asset, calculated as follows: $10 x Leverage Factor x Underlying Return of the Worst Performing Underlying Asset.

The applicable pricing supplement will specify the rate at which you will participate in the performance of the underlying asset. The rate will be referred to as the “leverage factor”. The leverage factor will be a positive number equal to or greater than 1.0, as specified in the applicable pricing supplement.

With respect to the Capped PLUS Products, the applicable pricing supplement will specify a maximum gain (the “maximum gain”), which will be a positive percentage and will cap the amount you may receive at maturity.

With respect to the Capped PLUS Products, the applicable pricing supplement will specify a maximum payment at maturity (the “maximum payment at maturity”), which will be a positive value per Security that is greater than the principal amount, based on the maximum gain and calculated as follows: $10 + ($10 x Maximum Gain).

With respect to the Capped Trigger PLUS and Uncapped Trigger PLUS, the “trigger level” will be, for each underlying asset, a level of the underlying asset that will be less than the initial level for that underlying asset, as specified in the applicable pricing supplement. The trigger level for each underlying asset will be based on a percentage of the initial level for that underlying asset, as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

With respect to the Capped Buffered PLUS, Uncapped Buffered PLUS, Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, the “buffer amount” will be a positive percentage specified in the applicable pricing supplement.

With respect to the Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, the “downside factor” will be a positive number equal to or greater than 1.0, as specified in the applicable pricing supplement.

The calculation agent may adjust the terms of the Securities for any underlying asset in the case of antidilution and reorganization events described below under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the performance of different underlying assets and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying assets to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific Terms of each Security Will Be Described in the Applicable Pricing Supplement

The applicable pricing supplement accompanying this product supplement describes the specific terms of your Securities. The terms described therein modify or supplement those described herein and in the accompanying prospectus.

You should read any applicable pricing supplement in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢	Risk of loss at maturity — Depending on the particular terms of your Security, you may suffer losses at maturity depending on whether the final level of the worst performing underlying asset is less than its initial level or trigger level, or whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, in each case as applicable.

➢	For Capped PLUS and Uncapped PLUS, if the underlying return of the worst performing underlying asset is negative, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

➢	For Capped Trigger PLUS and Uncapped Trigger PLUS, if the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

➢	For Capped Buffered PLUS and Uncapped Buffered PLUS, if the underlying return of the worst performing underlying asset is negative and its percentage decline from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

➢	For Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, if the underlying return of the worst performing underlying asset is negative and the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount multiplied by the downside factor, and in extreme situations, you could lose all of your initial investment.

➢	Because the Securities are linked to the performance of the worst performing underlying asset, you are exposed to greater risk of sustaining a significant loss on your investment than if the Securities were linked to just one underlying asset. The risk that you will suffer a loss, and possibly a significant loss, on your investment is greater if you invest in the Securities than the risk of investing in substantially similar securities that are linked to the performance of only one underlying asset. With two or more underlying assets, it is more likely that an underlying asset will decline below its initial level or trigger level or that the percentage decline of an underlying asset will be greater than the buffer amount, as applicable, than if the Securities were linked to only one underlying asset. Therefore, it is more likely that you will suffer a loss, and possibly a significant loss, on your initial investment.

➢	The stated payout from the issuer applies only at maturity — If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the initial level or trigger level, or the percentage decline of the underlying asset from the initial level is equal to or less than the buffer amount, in each case as applicable. All payments on the Securities are subject to the creditworthiness of UBS.

➢	Participation in the positive performance of the worst performing underlying asset — At maturity, the Securities provide participation in, and may enhance, any positive underlying return of the worst performing underlying asset by the leverage factor. In the case of Capped PLUS Products, however, the payment at maturity, if any, is limited to the maximum payment at maturity. You can receive the full benefit of the leverage factor (and in the case of Capped PLUS Products subject to the maximum gain) from UBS only if you hold your Securities to maturity.

➢	Minimum investment — Unless otherwise specified in the applicable pricing supplement, the Securities have a $10 principal amount per Security and a minimum investment of 100 Securities (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Security. Purchases and sales of Securities with a $10 principal amount made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What Are Some of the Risks of the Securities?

An investment in the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities at maturity. UBS will only repay you the principal amount of your Securities in cash if the final level of each underlying asset is equal to or greater than its initial level (meaning the underlying return for each underlying asset is zero or positive) or, if the underlying return is negative, if the final level for each underlying asset is equal to or greater than its trigger level, or the percentage decline for each underlying asset is equal to or less than the buffer amount, in each case as applicable, and will only make such payment at maturity. For Capped PLUS, Capped Trigger PLUS, Uncapped PLUS and Uncapped Trigger PLUS, if the underlying return of the worst performing underlying asset is negative and the final level of the worst performing underlying asset is less than its initial level or trigger level, as applicable, you will incur a loss of principal (a significant loss, in the case of Capped Trigger PLUS and Uncapped Trigger PLUS) that is proportionate to the negative underlying return of the worst performing underlying asset. For Capped Buffered PLUS and Uncapped Buffered PLUS, if the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount, you will incur a loss of principal equal to the decline in excess of the buffer amount. For Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, if the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount, you will incur a loss at a proportionately higher percentage than the percentage decline in excess of the buffer amount. In each case as applicable, you will lose a percentage of your principal amount and in extreme situations, you could lose all, or almost all, of your initial investment.

➢	Because the Securities are linked to the performance of the worst performing underlying asset, you are exposed to greater risk of sustaining a significant loss on your investment than if the Securities were linked to just one underlying asset. The risk that you will suffer a loss, and possibly a significant loss, on your investment is greater if you invest in the Securities than the risk of investing in substantially similar securities that are linked to the performance of only one underlying asset. With two or more underlying assets, it is more likely that an underlying asset will decline below its initial level or trigger level or that the percentage decline of an underlying asset will be greater than the buffer amount, as applicable, than if the Securities were linked to only one underlying asset. Therefore, it is more likely that you will suffer a loss, and possibly a significant loss, on your initial investment.

➢	The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying asset at such time is equal to or greater than its initial level or trigger level, or the percentage decline of each underlying asset from its initial level to its then-current level is equal to or less than the buffer amount, in each case as applicable.

➢	Participation in the positive performance of the worst performing underlying asset applies only if you hold your Securities to maturity — At maturity, the Securities provide participation in, and may enhance, any positive underlying return of the worst performing underlying asset by the leverage factor. You can receive the full benefit of the leverage factor (and in the case of Capped PLUS Products subject to the maximum gain) from UBS only if you hold your Securities to maturity.

➢	Your potential return on the Capped PLUS Products is limited by a maximum gain — The return potential of the Capped PLUS Products is limited to the maximum gain. Therefore, for the Capped PLUS Products, you will not benefit from any positive underlying return of the worst performing underlying asset in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain, and your return on the Capped PLUS Products may be less than a direct investment in the worst performing underlying asset, and will also likely be worth less than a direct investment in the other underlying assets. In no event will your payment for the Capped PLUS Products at maturity exceed the maximum payment at maturity.

➢	No interest payments — UBS will not pay any interest with respect to the Securities.

➢	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

➢	Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying assets and, if any underlying asset is an index or an ETF, indirectly linked to the value of the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the index or ETF (collectively, “underlying constituents”). The levels of the underlying assets can rise or fall sharply due to factors specific to each underlying asset or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.

➢	You are exposed to the market risk of each underlying asset — Your return on the securities is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any one of the underlying assets over the term of the Securities will negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying assets. For instance, you may receive a negative return equal to or proportionate to the worst performing underlying asset if the level of one underlying asset is negative, even if the underlying returns of the other underlying assets are positive or have not declined as much. Accordingly, your investment is subject to the market risk of each underlying asset.

➢

Owning the Securities is not the same as owning any underlying equity or underlying constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity or underlying constituents comprising the underlying asset. The Securities are linked to two or more underlying assets and the return you receive is based on the worst performing underlying asset, whereas with a direct investment in the underlying assets poor performance of one underlying asset could be offset or mitigated by comparably better performance of the other underlying assets. Furthermore, for underlying equities and underlying equity constituents, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity, if any, on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of any underlying equity or underlying constituents may have.

➢	There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall and there can be no assurance that the final level of each underlying asset will be equal to or greater than its initial level or trigger level, or the percentage decline of each underlying asset from its initial level to its final level will be equal to or less than the buffer amount, in each case as applicable. The final levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of each underlying equity or, if any underlying asset is an index or ETF, the underlying constituents. If an underlying asset is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing some or all of your initial investment. If an underlying asset is an index, you should be willing to accept the risks associated with the relevant markets tracked by each such underlying index in general and each index’s underlying constituents in particular, and the risk of losing some or all of your initial investment.

➢	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting any underlying equity, the calculation agent may make adjustments to the initial level, trigger level and/or final level, as applicable, of the affected underlying equity, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the Securities and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result.

Common Stocks: Following certain reorganization events relating to the respective issuer of an underlying equity where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to the respective issuer of the underlying equity in combination with any cash or any other assets distributed to holders of an underlying equity in such reorganization event. If the issuer of any underlying equity becomes subject to (i) a reorganization event whereby such underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) such underlying equity is delisted or otherwise suspended from trading, the affected underlying equity may be replaced with a substitute security as defined below under “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity” and, therefore, the amount you receive at maturity may be based on a substitute security.

ETFs: If any underlying equity is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the affected underlying equity may be replaced with the shares of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” and, therefore, the amount you receive at maturity may be based on replacement shares or a replacement basket.

ADRs: If an underlying equity is an ADR, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the affected underlying equity may be replaced with the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility” and, therefore, the amount you receive at maturity may be based on the non-U.S. stock underlying an ADR.

The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity” in this product supplement, as well as the above-referenced sections.

➢	There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to their intrinsic value and you may suffer substantial losses as a result.

➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset; the price or level volatility of each underlying asset or underlying constituent; the correlation among the underlying assets; the dividend rate paid on each underlying equity or underlying constituent; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in an underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of that underlying asset or any underlying constituent, may adversely affect the market price(s) or level(s) of that underlying asset and, therefore, the market value of the Securities.

➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of any underlying equity, or if any underlying asset is an index or ETF, the issuers of securities constituting underlying constituents of such index or ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the payment at maturity of the Securities based on observed levels of the underlying assets. The calculation agent can postpone the determination of the initial level and the final level of the underlying asset on the pricing date or valuation date, respectively.

➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets to which the Securities are linked.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all, or almost all, of your initial investment.

➢	You understand and accept that an investment in the Securities is linked to the performance of the worst performing underlying asset and not a basket of the underlying assets, and that you will not receive a positive return on the Securities if the underlying return of any underlying asset is zero or negative.

➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same or similar downside market risk as an investment in the worst performing underlying asset or underlying constituents of the worst performing underlying asset.

➢	You believe the levels of all of the underlying assets will appreciate over the term of the Securities, and for investors in a Capped PLUS Product, that the percentage of appreciation of each underlying asset is unlikely to exceed the maximum gain.

➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.

➢	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equities or underlying constituents.

➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

➢	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all, or almost all, of your initial investment.

➢	You do not understand or are not willing to accept that an investment linked to the performance of the worst performing underlying asset and not a basket of the underlying assets, or that you will not receive a positive return on the Securities of the underlying return of any underlying asset is zero or negative.

➢	You require an investment designed to provide a full return of principal at maturity.

➢	You are not willing to make an investment that may have the same or similar downside market risk as an investment in the worst performing underlying asset.

➢	You believe that the level of at least one of the underlying assets will decline during the term of the Securities and is likely to be less than its initial level or trigger level, or its percentage decline is likely to be greater than the buffer amount, in each case as applicable, on the valuation date, or for investors in a Capped PLUS Product, you believe the level of the worst performing underlying asset will appreciate over the term of the Securities by a percentage greater than the maximum gain.

➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.

➢	You seek current income from this investment or prefer to receive the dividends paid on any underlying equities or underlying constituents.

➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” of this product supplement.

What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying assets. If your Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale, redemption, exchange or maturity of the Securities and you should generally recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Subject to the discussion below with respect to “constructive ownership,” such recognized gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss will be short-term capital gain or loss if you have held your Securities for one year or less).

Constructive Ownership. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company or trust (such as shares of certain underlying equities that are ETFs), a passive foreign investment company (“PFIC”), a real estate investment trust (“REIT”) or certain other “pass-thru entities”. If the Securities were treated as a “constructive ownership transaction”, the tax consequences of sale, exchange or maturity of the Securities could be affected materially and adversely. Under the “constructive ownership transaction” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Considerations”) in respect of a Security would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)) of the U.S. holder (the “Excess Gain”). It is not clear how the “net underlying long-term capital gain” is determined with respect to the Securities. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successor year is equal to the income of the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). In the case of Securities referencing a gold or silver ETF, if Section 1260 were to apply to your Securities any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”.

There exists a risk that an investment in Securities that are linked, in whole or in part, to shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security would be recharacterized as ordinary income. Furthermore, depending on the precise terms of a particular offering of Securities that reference any ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a

“constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”). Because the application of the constructive ownership rules to the Securities is unclear, U.S. holders are urged to consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Unless otherwise specified in the applicable pricing supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, including possible treatment as a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260 of the Code, and that the timing and character of your income from the Securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments”. In the case of Capped Trigger PLUS, Capped Buffered PLUS, Uncapped Trigger PLUS and Uncapped Buffered PLUS, the risk that the Securities may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year) is higher than with other equity-linked securities that do not guarantee full repayment of principal.

The Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Securities. According to the Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalent payments” made to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. The withholding tax applies to dividend equivalent payments made after 2017 on specified equity-linked instruments issued in 2016, and to all dividend equivalent payments made on specified equity-linked instruments issued after 2016. The applicable pricing supplement will indicate whether the Securities are specified equity-linked instruments that are subject to withholding on dividend equivalent payments. If withholding is required, we (or the applicable paying agent) will withhold and will not pay any additional amounts with respect to any taxes withheld.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible application of Section 1260 of the Code, alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuers and/or the jurisdictions of the underlying constituent issuers, as applicable).

Hypothetical Examples of How the Securities Perform

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final levels of the underlying assets relative to their initial level. We cannot predict the final levels of the underlying assets. You should not take these examples as an indication or assurance of the expected performance of the underlying assets. The examples are based on the assumptions therein.

Calculate the Underlying Return for each Underlying Asset

The underlying return for each underlying equity is the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. The underlying return may be positive or negative and is calculated as follows:

Underlying Return	=	Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable pricing supplement, the “initial level” for each underlying asset will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the pricing date and (ii) an underlying index, the closing level of the underlying index on the pricing date, in each case as determined by the calculation agent.

Unless otherwise provided in the applicable pricing supplement, the “final level” for each underlying asset will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the valuation date and (ii) an underlying index, the closing level of the underlying index on the valuation date, in each case as determined by the calculation agent.

The “worst performing underlying asset” means the underlying asset with the lowest underlying return as compared to other underlying assets.

Hypothetical Performance Scenarios

Based on the computation of the underlying return above and the determination of the worst performing underlying asset, the following charts show hypothetical performance scenarios for each of the Capped PLUS Products and the Uncapped PLUS Products based on a range of underlying returns given the stated assumptions. These examples of how the Securities perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment at Maturity for the Capped PLUS Products

The below table illustrates the payment at maturity for a hypothetical offering of Capped PLUS, Capped Trigger PLUS, Capped Buffered PLUS and Capped Buffered PLUS with Downside Factor, each with a $10 principal amount and a minimum investment of $1,000, each with the assumptions below. This table reflects only the underlying return of the worst performing underlying asset to clearly illustrate the various payout scenarios and assumes Underlying Asset A is the worst performing underlying asset. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the maximum gain, (ii) realize a return equal to the underlying return and (iii) realize a loss on the initial investment.

Assumptions:

Capped PLUS Maximum Gain: 20% Maximum Payment at Maturity per 100 Securities: $1,200 Leverage Factor: 2.0 Underlying Asset A Initial Level: 100 Underlying Asset B Initial Level: 50

Capped Trigger PLUS

Maximum Gain: 18%

Maximum Payment at Maturity

per 100 Securities: $1,180

Leverage Factor: 2.0

Underlying Asset A Initial Level: 100

Underlying Asset B Initial Level: 50

Underlying Asset A Trigger Level: 80

Underlying Asset B Trigger Level: 40

Capped Buffered PLUS with Downside Factor

Maximum Gain: 16%

Maximum Payment at Maturity

per 100 Securities: $1,160

Leverage Factor: 2.0

Underlying Asset A Initial Level: 100

Underlying Asset B Initial Level: 50

Buffer Amount: 20%

Downside Factor: 1.25

Capped Buffered PLUS

Maximum Gain: 14%

Maximum Payment at Maturity

per 100 Securities: $1,140

Leverage Factor: 2.0

Underlying Asset A Initial Level: 100

Underlying Asset B Initial Level: 50

Buffer Amount: 20%

Underlying Return of the Worst Performing Underlying Asset		Capped PLUS		Capped Trigger PLUS		Capped Buffered PLUS with Downside Factor		Capped Buffered PLUS
Final Level	Underlying Return	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity
120	20.00%	$1,200	20.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
115	15.00%	$1,200	20.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
110	10.00%	$1,200	20.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
109	9.00%	$1,180	18.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
108	8.00%	$1,160	16.00%	$1,160	16.00%	$1,160	16.00%	$1,140	14.00%
107	7.00%	$1,140	14.00%	$1,140	14.00%	$1,400	14.00%	$1,140	14.00%
105	5.00%	$1,100	10.00%	$1,100	10.00%	$1,100	10.00%	$1,100	10.00%
100	0.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%
90	-10.00%	$900	-10.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%
80	-20.00%	$800	-20.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%
70	-30.00%	$700	-30.00%	$700	-30.00%	$875	-12.50%	$900	-10.00%
60	-40.00%	$600	-40.00%	$600	-40.00%	$750	-25.00%	$800	-20.00%
50	-50.00%	$500	-50.00%	$500	-50.00%	$625	-37.50%	$700	-30.00%
40	-60.00%	$400	-60.00%	$400	-60.00%	$500	-50.00%	$600	-40.00%
30	-70.00%	$300	-70.00%	$300	-70.00%	$375	-62.50%	$500	-50.00%
20	-80.00%	$200	-80.00%	$200	-80.00%	$250	-75.00%	$400	-60.00%
10	-90.00%	$100	-90.00%	$100	-90.00%	$125	-87.50%	$300	-70.00%
0	-100.00%	$0	-100.00%	$0	-100.00%	$0	-100.00%	$200	-80.00%

Payment at maturity is capped at the maximum payment at maturity due to the maximum gain.
Payment at maturity equals the principal amount; underlying return is zero.
Payment at maturity is less than the principal amount; investor has full, contingent or reduced downside market exposure at maturity.

Payment at Maturity for the Uncapped PLUS Products

The below table illustrates the payment at maturity for a hypothetical offering of Uncapped PLUS, Uncapped Trigger PLUS, Uncapped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS each with a $10 principal amount and a minimum investment of $1,000, each with the assumptions below. This table reflects only the underlying return of the worst performing underlying asset to clearly illustrate the various payout scenarios and assumes Underlying Asset A is the worst performing underlying asset. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the underlying return and (ii) realize a loss on the initial investment.

Assumptions:

Uncapped PLUS	Uncapped Trigger PLUS	Uncapped Buffered PLUS	Uncapped Buffered PLUS
Leverage Factor: 2.0	Leverage Factor: 2.0	with Downside Factor	Leverage Factor: 2.0
Underlying Asset A Initial	Underlying Asset A Initial	Leverage Factor: 2.0	Underlying Asset A Initial
Level: 100	Level: 100	Underlying Asset A Initial	Level: 100
Underlying Asset B Initial	Underlying Asset B Initial	Level: 100	Underlying Asset B Initial
Level: 50	Level: 50	Underlying Asset B Initial	Level: 50
	Underlying Asset A Trigger	Level: 50	Buffer Amount: 20%
	Level: 80	Buffer Amount: 20%
	Underlying Asset B Trigger	Downside Factor: 1.25
Level: 40

Underlying Return of the Worst Performing Underlying Asset		Uncapped PLUS		Uncapped Trigger PLUS		Uncapped Buffered PLUS with Downside Factor		Uncapped Buffered PLUS
Final Level	Underlying Return	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity
120	20.00%	$1,400	40.00%	$1,400	40.00%	$1,400	40.00%	$1,400	40.00%
115	15.00%	$1,300	30.00%	$1,300	30.00%	$1,300	30.00%	$1,300	30.00%
110	10.00%	$1,200	20.00%	$1,200	20.00%	$1,200	20.00%	$1,200	20.00%
109	9.00%	$1,180	18.00%	$1,180	18.00%	$1,180	18.00%	$1,180	18.00%
108	8.00%	$1,160	16.00%	$1,160	16.00%	$1,160	16.00%	$1,160	16.00%
107	7.00%	$1,140	14.00%	$1,140	14.00%	$1,140	14.00%	$1,140	14.00%
105	5.00%	$1,100	10.00%	$1,100	10.00%	$1,100	10.00%	$1,100	10.00%
100	0.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%
90	-10.00%	$900	-10.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%
80	-20.00%	$800	-20.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%
70	-30.00%	$700	-30.00%	$700	-30.00%	$875	-12.50%	$900	-10.00%
60	-40.00%	$600	-40.00%	$600	-40.00%	$750	-25.00%	$800	-20.00%
50	-50.00%	$500	-50.00%	$500	-50.00%	$625	-37.50%	$700	-30.00%
40	-60.00%	$400	-60.00%	$400	-60.00%	$500	-50.00%	$600	-40.00%
30	-70.00%	$300	-70.00%	$300	-70.00%	$375	-62.50%	$500	-50.00%
20	-80.00%	$200	-80.00%	$200	-80.00%	$250	-75.00%	$400	-60.00%
10	-90.00%	$100	-90.00%	$100	-90.00%	$125	-87.50%	$300	-70.00%
0	-100.00%	$0	-100.00%	$0	-100.00%	$0	-100.00%	$200	-80.00%

Payment at maturity equals the principal amount; underlying return is zero.
Payment at maturity is less than the principal amount; investor has full, contingent or reduced downside market exposure at maturity.

Example 1 — Because the Final Level of Underlying Asset A is 125 (resulting in an Underlying Return of 25%) and the Final Level of Underlying Asset B is 75 (resulting in an Underlying Return of 50%), Underlying Asset A is the Worst Performing Underlying Asset.

Capped PLUS:

Because the underlying return of the worst performing underlying asset of 25%, when multiplied by the leverage factor of 2.0, is greater than the maximum gain of 20%, the payment at maturity would be calculated as follows:

The lesser of (a) $1,000 + ($1,000 × 50%) and (b) $1,000 + ($1,000 × 20%)

= $1,000 + $200 = $1,200 per 100 Capped PLUS (a total return of 20%).

Capped Trigger PLUS:

Because the underlying return of the worst performing underlying asset of 25%, when multiplied by the leverage factor of 2.0, is greater than the maximum gain of 18%, the payment at maturity would be calculated as follows:

The lesser of (a) $1,000 + ($1,000 × 50%) and (b) $1,000 + ($1,000 × 18%)

= $1,000 + $180 = $1,180 per 100 Capped Trigger PLUS (a total return of 18%).

Capped Buffered PLUS with Downside Factor:

Because the underlying return of the worst performing underlying asset of 25%, when multiplied by the leverage factor of 2.0, is greater than the maximum gain of 16%, the payment at maturity would be calculated as follows:

The lesser of (a) $1,000 + ($1,000 × 50%) and (b) $1,000 + ($1,000 × 16%)

= $1,000 + $160 = $1,160 per 100 Capped Buffered PLUS with Downside Factor (a total return of 16%).

Capped Buffered PLUS:

Because the underlying return of the worst performing underlying asset of 25%, when multiplied by the leverage factor of 2.0, is greater than the maximum gain of 14%, the payment at maturity would be calculated as follows:

The lesser of (a) $1,000 + ($1,000 × 50%) and (b) $1,000 + ($1,000 × 14%)

= $1,000 + $140 = $1,140 per 100 Capped Buffered PLUS (a total return of 14%).

This example shows that investors in the Capped PLUS Products receive enhanced exposure to the positive underlying return due to the leverage factor, only up to the maximum gain; investors will not receive any further benefit of any appreciation in excess thereof.

Uncapped PLUS, Uncapped Trigger PLUS, Uncapped Buffered PLUS and Uncapped Buffered PLUS with Downside Factor:

Because the underlying return of the worst performing underlying asset is 25%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 50%) =

$1,000 + $500 = $1,500 per 100 Uncapped PLUS, Uncapped Trigger PLUS, Uncapped Buffered PLUS or Uncapped Buffered PLUS with Downside Factor (a total return of 50%).

This example shows that investors in the Uncapped PLUS Products receive enhanced exposure to the positive underlying return due to the leverage factor, without the maximum gain limitation feature of the Capped PLUS Products.

Example 2 — Because the Final Level of Underlying Asset A is 105 (resulting in an Underlying Return of 5%) and the Final Level of Underlying Asset B is 55 (resulting in an Underlying Return of 10%), Underlying Asset A is the Worst Performing Underlying Asset.

Capped PLUS, Capped Trigger PLUS, Capped Buffered PLUS with Downside Factor and Capped Buffered PLUS:

For all Capped PLUS Products, because the underlying return of the worst performing underlying asset of 5%, when multiplied by the leverage factor of 2.0, is less than the maximum gain of 20%, 18%, 16% or 14%, in the case of the Capped PLUS, Capped Trigger PLUS, Capped Buffered PLUS with Downside Factor and Capped Buffered PLUS, respectively, the payment at maturity would be calculated as follows:

The lesser of (a) $1,000 + ($1,000 × 10%) and (b) $1,000 + ($1,000 × Applicable Maximum Gain)

= $1,000 + $100 = $1,100 per 100 Capped PLUS, Capped Trigger PLUS, Capped Buffered PLUS or Capped Buffered PLUS with Downside Factor (a total return of 10%).

Uncapped PLUS, Uncapped Trigger PLUS, Uncapped Buffered PLUS and Uncapped Buffered PLUS with Downside Factor:

Because the underlying return of the worst performing underlying asset at maturity is 5%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 10%) =

$1,000 + $100 = $1,100 per 100 Uncapped PLUS, Uncapped Trigger PLUS, Uncapped Buffered PLUS or Uncapped Buffered PLUS with Downside Factor (a total return of 10%).

This example shows that investors in both the Capped PLUS Products and Uncapped PLUS Products participate in the positive underlying return multiplied by the leverage factor in an identical manner when that amount is equal to or less than the maximum gain limitation feature of the Capped PLUS Products.

Example 3 — Because the Final Level of Underlying Asset A is 100 (resulting in an Underlying Return of 0%) and the Final Level of Underlying Asset B is 53 (resulting in an Underlying Return of 6%), Underlying Asset A is the Worst Performing Underlying Asset.

Capped PLUS Products and Uncapped PLUS Products:

For all Capped PLUS Products and Uncapped PLUS Products, because the underlying return of the worst performing underlying asset at maturity is 0%, the payment at maturity would be equal to the initial investment of $1,000 per 100 PLUS Product or Uncapped PLUS Product (a total return of 0%).

This example shows that that investors in the Capped PLUS Products and Uncapped PLUS Products receive a total return of zero if the underlying return is zero.

Example 4 — Because the Final Level of Underlying Asset A is 80 (resulting in an Underlying Return of -20%) and the Final Level of Underlying Asset B is 50 (resulting in an Underlying Return of 0%), Underlying Asset A is the Worst Performing Underlying Asset.

Capped PLUS and Uncapped PLUS:

Because the underlying return of the worst performing underlying asset at maturity is negative, the investor is fully exposed to the decline in the level of the worst performing underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -20%)

= $1,000 – $200 = $800 per 100 Capped PLUS or Uncapped PLUS (a loss of 20%).

This example shows that investors in Capped PLUS and Uncapped PLUS are fully exposed to any decline in the level of the worst performing underlying asset and will lose a percentage of their initial investment equal to the underlying return of the worst performing underlying asset.

Capped Trigger PLUS, Uncapped Trigger PLUS, Capped Buffered PLUS, Uncapped Buffered PLUS, Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor:

Although the underlying return of the worst performing underlying asset at maturity is negative, (i) its final level is equal to or greater than its trigger level in the case of a Capped Trigger PLUS or Uncapped Trigger PLUS and (ii) the percentage decline from its initial level to its final level is equal to or less than the buffer amount, in the case of a Capped Buffered PLUS, Uncapped Buffered PLUS Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, the payment at maturity would be equal to the initial investment of $1,000 per 100 Capped Trigger PLUS, Uncapped Trigger PLUS, Capped Buffered PLUS, Uncapped Buffered PLUS, Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor. In these examples, the payment at maturity would be calculated as follows:

Capped Trigger PLUS and Uncapped Trigger PLUS:

As the final level of the worst performing underlying asset of 80 is equal to or greater than its trigger level of 80, the payment at maturity would be equal to the initial investment of $1,000 per 100 Capped Trigger PLUS or Uncapped Trigger PLUS (a total return of 0%).

Capped Buffered PLUS, Uncapped Buffered PLUS, Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor:

As the percentage decline of the worst performing underlying asset from its initial level to its final level of 20% is equal to or less than the buffer amount of 20%, the payment at maturity would be equal to the initial investment of $1,000 per 100 Capped Buffered PLUS, Uncapped Buffered PLUS, Capped Buffered PLUS with Downside Factor or Uncapped Buffered PLUS with Downside Factor (a total return of 0%).

This example shows that investors will receive a payment at maturity equal to their initial investment when (i) in the case of Capped Trigger PLUS or Uncapped Trigger PLUS, the final level of the worst performing underlying asset is equal to or greater than its trigger level and, (ii) in the case of Capped Buffered PLUS, Uncapped Buffered PLUS, Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, the percentage decline of the worst performing underlying asset from the initial level to its final level is equal to or less than the buffer amount, in each case as applicable.

Example 5 — Because the Final Level of Underlying Asset A is 40 (resulting in an Underlying Return of -60%) and the Final Level of Underlying Asset B is 35 (resulting in an Underlying Return of -30%), Underlying Asset A is the Worst Performing Underlying Asset.

Capped PLUS and Uncapped PLUS:

Because the underlying return of the worst performing underlying asset at maturity is negative, the investor is fully exposed to the decline in the level of the worst performing underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -60%)

= $1,000 – $600 = $400 per 100 Capped PLUS or Uncapped PLUS (a loss of 60%).

This example shows that investors in Capped PLUS and Uncapped PLUS are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return of the worst performing underlying asset, and in extreme situations could lose all of their initial investment.

Capped Trigger PLUS and Uncapped Trigger PLUS:

Because the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level, the investor is fully exposed to the decline in the level of the worst performing underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -60%)

= $1,000 – $600 = $400 per 100 Capped Trigger PLUS or Uncapped Trigger PLUS (a loss of 60%).

This example shows that if the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level investors in Capped Trigger PLUS and Uncapped Trigger PLUS are fully exposed to any decline in the level of the worst performing underlying asset and will lose a percentage of their initial investment equal to the underlying return of the worst performing underlying asset, and in extreme situations could lose all of their initial investment.

Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor:

Because the underlying return of the worst performing underlying asset is negative and the percentage decline of the underlying asset is greater than the buffer amount, the investor is exposed to the percentage decline of the worst performing underlying asset in excess of the buffer amount, multiplied by the downside factor. In this example, the payment at maturity would be calculated as follows:

$1,000 + [$1,000 × (-60% + 20%) × 1.25]

= $1,000 – $500 = $500 per 100 Capped Buffered PLUS with Downside Factor or Uncapped Buffered PLUS with Downside Factor (a loss of 50%).

This example shows that if the underlying return of the worst performing underlying asset is negative and the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount investors in Capped Buffered PLUS with Downside Factor or Uncapped Buffered PLUS with Downside Factor are exposed to the percentage decline in excess of the buffer amount, and will lose a percentage of their principal equal to a multiple (the “downside factor”) of the worst performing underlying asset’s percentage decline in excess of the buffer amount, and in extreme situations could lose all of their initial investment.

Capped Buffered PLUS and Uncapped Buffered PLUS:

Because the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount, the investor is exposed to the percentage decline in excess of the buffer amount. In this example, the payment at maturity would be calculated as follows:

$1,000 + [$1,000 × (-60% + 20%)]

= $1,000 – $400 = $600 per 100 Capped Buffered PLUS or Uncapped Buffered PLUS (a loss of 40%).

This example shows that if the underlying return of the worst performing underlying asset is negative and the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, investors in Capped Buffered PLUS and Uncapped Buffered PLUS are exposed to the percentage decline of the worst performing underlying asset in excess of the buffer amount and will lose a percentage of their initial investment equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, could lose almost all of their initial investment.

Risk Factors

Risk Factors

The return on the Securities is linked to the performance of the worst performing underlying asset and will depend on whether the underlying return of the worst performing underlying asset is positive or negative and, if negative, whether the final level is less than its initial level or trigger level, or the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, in each case as applicable. Investing in the Securities is not equivalent to a direct investment in any of the underlying equities or in the underlying constituents of any underlying index. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus, the index supplement and the applicable pricing supplement, before investing in the Securities.

The repayment of any principal amount of the Securities only applies at maturity and is not guaranteed. You may lose some, all or substantially all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Securities at maturity. We will repay you an amount in cash equal to the principal amount of your Securities at maturity only if the underlying return of each underlying asset is zero or positive, or if the underlying return of any underlying asset is negative, if the final level is equal to or greater than its trigger level or the percentage decline of the worst performing underlying asset from the initial level to the final level is equal to or less than the buffer amount, in each case as applicable.

➢	For PLUS and Uncapped PLUS, if the underlying return of the worst performing underlying asset is negative, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

➢	For Capped Trigger PLUS and Uncapped Trigger PLUS, if the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

➢	For Capped Buffered PLUS and Uncapped Buffered PLUS, if the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

➢	For Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, if the underlying return of the worst performing underlying asset is negative and the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount multiplied by the downside factor, and in extreme situations, you could lose all of your initial investment.

Risk Factors

The stated payout from the issuer applies only if you hold your Securities to maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying asset is equal to or greater than the initial level or trigger level, or the percentage decline of each underlying asset from its initial level to its then-current level is equal to or less than the buffer amount, in each case as applicable.

The leverage factor applies only if you hold your Securities to maturity.

At maturity, the Securities provide participation in, and may enhance, any positive return of the worst performing underlying asset by the leverage factor. In the case of Capped PLUS Products, however, your payment at maturity is limited to the maximum payment at maturity. Accordingly, the Capped PLUS Products do not offer full participation in the positive appreciation of the worst performing underlying asset and you may earn a return that is less than the return on a direct investment in any of the underlying assets or underlying constituents, as applicable. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor or the Securities and the return may be less than the return of the worst performing underlying asset multiplied by the leverage factor even if your return is positive, and with respect to Capped PLUS Products, does not exceed the maximum gain. You can receive the full benefit of the leverage factor (and in the case of Capped PLUS Products subject to the maximum gain) only if you hold your Securities to maturity.

Your potential return on the Capped PLUS Products is limited by a maximum gain.

The return potential of the Capped PLUS Products is limited to the maximum gain. Therefore, for the Capped PLUS Products, you will not benefit from any positive underlying return of the worst performing underlying asset in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain, and your return on the Capped PLUS Products may be less than a direct investment in the worst performing underlying asset and will also be with less than a direct investment in the other underlying assets. In no event will your payment for the Capped PLUS Products at maturity exceed the maximum payment at maturity.

You will not receive interest payments on the Securities.

You will not receive any periodic interest payments on the Securities.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities and you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment if UBS were to default on its obligations.

Risk Factors

You are exposed to the market risk of each underlying asset.

Your return on the securities is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any one of the underlying assets over the term of the Securities will negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying assets. For instance, you may receive a negative return equal to or proportionate to the worst performing underlying asset if the level of one underlying asset is negative, even if the underlying returns of the other underlying assets are positive or have not declined as much. Accordingly, your investment is subject to the market risk of each underlying asset.

Because the Securities are linked to the performance of the worst performing underlying asset, you are exposed to greater risk of sustaining a significant loss on your investment than if the Securities were linked to just one underlying asset.

The risk that you will suffer a significant loss on your investment is greater if you invest in the Securities than the risk of investing in substantially similar securities that are linked to the performance of only one underlying asset. With two or more underlying assets, it is more likely that an underlying asset will decline below its initial level or trigger level or that the percentage decline of an underlying asset will be greater than the buffer amount, as applicable, than if the Securities were linked to only one underlying asset. Therefore, it is more likely that you will suffer a significant loss on your initial investment.

Owning the Securities is not the same as owning any underlying equity or underlying constituents.

The return on your Securities will not reflect the return you would realize if you actually owned the underlying assets or underlying constituents and held such investment for a similar period because:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying assets or underlying constituents during the term of the Securities, and not on the leverage factor and whether the final level of the worst performing underlying asset is less than the initial level or trigger level, or the percentage decline of the worst performing underlying asset from the initial level to the final level is greater than the buffer amount, in each case as applicable;

➢	the Securities are linked to two or more underlying assets and the return you receive is based on the worst performing underlying asset, whereas with a direct investment in the underlying assets poor performance of one underlying asset could be offset or mitigated by comparably better performance of the other underlying assets;

➢	with respect to the Capped PLUS Products, the maximum gain caps your payment at maturity while a direct investment would provide uncapped gain;

➢	in the case of a direct investment in any underlying equity or underlying equity constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;

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➢	an investment directly in any underlying equity or any of the underlying constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢	an investment directly in any underlying equity or any of the underlying constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

There can be no assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall and there can be no assurance that the final level of each underlying asset will be equal to or greater than its initial level or trigger level, or that the percentage decline of each underlying asset from its initial level to its final level will be equal to or less than the buffer amount, in each case as applicable. The final levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of each underlying equity or, if any underlying asset is an index or ETF, the underlying constituents. If any underlying asset is an equity, you should be willing to accept the risks of owning equities in general and each underlying equity in particular, and the risk of losing some or all of your initial investment. If any underlying asset is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each index or ETF in general and the constituents of each index or ETF in particular, and the risk of losing some or all of your initial investment.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying assets.

The calculation of the amount payable, if any, at maturity of the Securities may not reflect changes in the levels of the underlying assets during the term of the Securities before the valuation date specified in the applicable pricing supplement. The calculation agent will calculate the payment at maturity by comparing only the final level of each underlying asset to its initial level and will thereafter determine the worst performing underlying asset based on those levels. No other levels will be taken into account. As a result, you may lose some or all of your investment even if the level of the worst performing underlying asset has risen at certain times during the term of the Securities, to an amount greater than the initial level, before falling to a final level that is less than its initial level or trigger level, or results in a percentage decline in the level of the worst performing underlying asset from the initial level to the final level that is greater than the buffer amount, in each case as applicable.

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting an underlying equity, the calculation agent may adjust the initial level, trigger level, and/or final level, as applicable, of the affected underlying equity and any other term of the Securities. However, the calculation agent is not required to adjust the terms of the Securities for every corporate event that could affect an underlying equity. For example, the calculation agent is not required to make any adjustments if an underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to an underlying equity. An event

Risk Factors

that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the Securities. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity”, “— Reorganization Events for Securities Linked to an Underlying Equity” and “— Role of Calculation Agent” for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Securities may be based on securities issued by a different issuer and not on the original underlying equity.

Reorganization Events: If an underlying equity is subject to certain reorganization events relating to the respective underlying equity issuer, where such issuer is not the surviving entity, the affected underlying equity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the affected underlying equity in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. If any underlying equity issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security to replace the affected underlying equity as defined below under “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity” and therefore, the amount you receive at maturity may be based on a substitute security. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity”. The calculation agent will make any such adjustments in order to achieve an equitable result.

ADRs: If an underlying equity is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the affected underlying equity may be replaced by the non-U.S. stock representing such ADR and, therefore, the amount you receive at maturity may be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as an underlying equity is delisted or trading is suspended, or the ETF is otherwise discontinued, the affected underlying equity may be replaced with a security issued by another company, or in the case of an

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ETF, may be replaced with a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in an underlying equity, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading in an underlying equity or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading in an Underlying Equity” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

The calculation agent can postpone the determination of the initial level or final level of an underlying asset and therefore the valuation date and maturity date, if a market disruption event occurs on the pricing date or valuation date.

The determination of the final level may be postponed with respect to an underlying asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset on the valuation date. If such a postponement occurs, the calculation agent will determine the final level by reference to the closing level of the affected underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset.

In no event, however, will the valuation date be postponed by more than eight trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than eight trading days. If the determination of the closing level of an underlying asset on the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying asset on that day, the calculation agent will nevertheless determine the final level on such day. In such an event, the calculation agent will estimate the final level that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities — Market Disruption Events”, which may adversely affect the return on your investment in the Securities. If a market disruption event has occurred or is continuing with respect to an underlying asset on the originally-scheduled valuation date, the maturity date will be postponed to maintain the same number of business days between the latest postponed valuation date and the maturity date as existed prior to the postponement(s) of the valuation date.

For the avoidance of doubt, if on the valuation date, the calculation agent determines that no market disruption event is occurring with respect to a particular underlying asset, the determination of the final level for that underlying asset will be made on the valuation date irrespective of the occurrence of a market disruption event on that date with respect to one or more of the other underlying assets.

The calculation agent may also postpone the determination of the initial level of an underlying asset on the pricing date specified in the applicable pricing supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset on that date. If the pricing date is postponed, the calculation agent may adjust the valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

Risk Factors

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities.

Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, but are not required to do so and may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of each underlying asset has risen since the pricing date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the levels of the underlying assets on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying assets or underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Securities);

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➢	for any underlying asset that is an index, changes to the composition of the index and changes to index constituents;

➢	for any underlying asset that is an ETF (an “underlying ETF”), changes to the composition of the underlying ETF and changes to ETF constituents;

➢	for any underlying index or underlying ETF, the market prices of any underlying constituents;

➢	the correlation among the underlying assets;

➢	the dividend rate paid on any underlying equity or any underlying equity constituents (while not paid to holders of the Securities, dividend payments on any underlying equity or the underlying equity constituents may influence the value of the Securities);

➢	interest rates in the U.S. market and each market related to the underlying assets or underlying constituents;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

➢	if an underlying equity is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;

➢	for any underlying index or underlying ETF having index constituents or underlying constituents that are traded in non-U.S. markets, or if an underlying equity is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢	for any underlying ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;

➢	the creditworthiness of UBS; and

➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the levels of the underlying assets or underlying constituents generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor. Due to these factors, even if the level of the worst performing underlying asset increases above its initial level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the levels of all of the underlying assets to increase while the market value of the Securities declines. Therefore, the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities

Risk Factors

in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF UNDERLYING ASSETS

The underlying assets and/or underlying constituents are subject to various market risks.

The assets and/or underlying constituents are subject to various market risks. Consequently, the level of an underlying asset may fluctuate depending on the market(s) in which the applicable underlying asset or underlying constituents operate. Market forces outside of our control could cause the final level of an underlying asset to be less than the initial level or trigger level, or the level of an underlying asset to decline by a percentage that is greater than the buffer amount, in each case as applicable. The level of each underlying asset can rise or fall sharply due to factors specific to such underlying asset or underlying constituents, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions. To the extent that an underlying asset is an underlying equity, the applicable pricing supplement will provide a brief description of the underlying equity issuer to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by each underlying equity issuer with the SEC.

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any underlying equity issuers and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity, if any. An underlying equity issuer may take actions that could adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. No portion of the issue price you pay for the Securities will go to any underlying equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity issuer(s) and each underlying equity from publicly available information, without independent verification. UBS has not conducted any independent review or due

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diligence of any publicly available information with respect to any underlying equity issuer or any underlying equity. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer(s) and each underlying asset for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Securities and does not relate to any underlying equity or any underlying equity issuer.

UBS and its affiliates have no affiliation with any underlying index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate the payment at maturity of the Securities (except for licensing arrangements discussed in the index supplement or the applicable pricing supplement) and have no ability to control or predict their actions, including any errors in, or discontinuation of, public disclosure regarding methods or policies relating to the calculation of the applicable underlying index. If an index sponsor discontinues or suspends the calculation of an underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity will be determined by the calculation agent as described under “General Terms of the Securities — Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation” and “— Role of Calculation Agent”. No index sponsor is involved in the offering of the Securities in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor(s) and each underlying index to which your Securities are linked from publicly available information, without independent verification. You, as an investor in the Securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your Securities.

Changes that affect an underlying index will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of an index sponsor concerning the calculation of an underlying index, additions, deletions or substitutions of any underlying constituents and the manner in which changes affecting such underlying constituents, the underlying equity issuers (such as stock dividends, reorganizations or mergers) or the underlying constituents (such as prolonged changes in market value, significantly decreased liquidity or if an underlying commodity ceases to exist) are reflected in the underlying index, could affect the level of the underlying index and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, such as changing the manner in which it calculates an underlying index, or if an index sponsor discontinues or suspends calculation or publication of an underlying index, in which case it may

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become difficult to determine the market value of the Securities. If events such as these occur, or if a closing level or the final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the relevant closing level or the final level — and thus the amount payable at maturity — as described under “General Terms of the Securities — Market Disruption Events”.

Historical performance of the underlying assets or underlying constituents should not be taken as an indication of the future performance of such underlying assets or underlying constituents during the term of the Securities.

The historical performance of the underlying assets or underlying constituents should not be taken as an indication of the future performance of such underlying assets or underlying constituents. As a result, it is impossible to predict whether the values of the underlying assets or underlying constituents will rise or fall. The final levels of the underlying assets will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying asset and the market values of the underlying assets or underlying constituents.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

An underlying asset or underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Risk Factors

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where an underlying asset or underlying constituent is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR, (2) is substituted or replaced by another underlying asset or underlying constituent, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an underlying ETF or underlying index that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Index sponsors may substitute or replace underlying constituents with non-U.S. underlying constituents in accordance with their own policies and procedures.

For any underlying ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Similarly, the levels of certain underlying indices that are comprised of underlying constituents which are quoted and traded in a non-U.S. currency may reflect the U.S. dollar value of such underlying constituents. Therefore, holders of Securities based upon an underlying ETF or these underlying indices may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying asset. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such underlying the ETF or underlying index, may be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying asset or underlying constituent described in (1) through (3) above, and, as a result, may affect the value of the Securities.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of an underlying asset or underlying constituent that is quoted and traded in a non-U.S. currency.

Risk Factors

The underlying return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect any underlying asset or underlying constituents that are traded in currencies other than the U.S. dollar.

Although, as discussed above, an underlying asset or underlying constituents may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the applicable underlying asset or underlying constituent is denominated. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities”.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index.

With respect to any underlying ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have.

In addition, an underlying ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If an underlying equity is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs.

If an underlying equity is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by the ADRs, the value of an ADR upon which an offering of the Securities is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs

Risk Factors

than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

If an underlying equity is an ADR, the trading price of such ADRs and the trading price of the Securities linked to such ADRs will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of Securities is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If an underlying equity is an ADR, you should be aware that your Securities are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Securities.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES AND ETFS WITH UNDERLYING COMMODITIES

In the case of Securities linked to a commodities index or an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index or an ETF with underlying commodities and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

Risk Factors

In the case of Securities linked to a commodities index or an ETF with underlying commodities, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an index (or an ETF with underlying commodities) that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to a commodities index or an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index that is a commodity index (or an ETF with underlying commodities) and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index or an ETF with underlying commodities, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index (or an ETF with underlying commodities) that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index or ETF commodities included in any underlying index or underlying ETF and the markets for those index or ETF commodities during the term of your Securities. To the extent the index or ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any commodity index (or an ETF with underlying commodities) to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

Risk Factors

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any underlying equity or any underlying constituent, or other derivative products based on any underlying equity or any underlying constituent may adversely affect any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying asset, the underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable pricing date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of any underlying asset or underlying constituent and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in any underlying asset or underlying constituent and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of any underlying asset or underlying constituent and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any underlying asset or underlying constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying asset and underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of such underlying asset and/or underlying constituent, as applicable, could be adverse to the interests of the holders of the Securities.

Risk Factors

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing level of any underlying asset or underlying constituent, as applicable, and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying asset or underlying constituents or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset or underlying constituents to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying asset has occurred or is continuing on the valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute an underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADRs. If an underlying equity is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Securities.

Risk Factors

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities could be affected materially and adversely. Please read carefully the sections entitled “What Are the Tax Consequences of the Securities?” in the summary section and “Supplemental U.S. Tax Considerations” herein. You should consult your tax advisor about your own tax situation.

Further, there exists a risk (and in certain circumstances, a substantial risk) that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership” transaction, which could result in part or all of any long-term capital gain realized by you on sale or maturity of a Security being recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

The IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Risk Factors

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalent payments” made to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. The withholding tax applies to dividend equivalent payments made after 2017 on specified equity-linked instruments issued in 2016, and to all dividend equivalent payments made on specified equity-linked instruments issued after 2016. The applicable pricing supplement will indicate whether the Securities are specified equity-linked instruments that are subject to withholding on dividend equivalent payments. If withholding is required, we (or the applicable paying agent) will withhold and will not pay any additional amounts with respect to any taxes withheld.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible application of Section 1260 of the Code, and alternative treatments and the issues presented by the Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

General Terms of the Securities

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities. The applicable pricing supplement may use different defined terms that those used herein to describe the Securities.

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities, unless otherwise specified in the applicable pricing supplement, and will not necessarily repay any of the principal amount of the Securities at maturity.

Denomination

Unless otherwise specified in the applicable pricing supplement, each offering of the Securities will have a principal amount of $10 per Security and a minimum investment of 100 Securities (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Securities, if the underlying return of any underlying asset is negative, you could lose some or all of your initial investment.

All defined terms relating to payment at maturity are set forth below under “Defined Terms Relating to Payments at Maturity for the Securities”.

The Capped PLUS Products:

The Capped PLUS Products provide participation in, and may enhance by the leverage factor, any positive underlying return of the worst performing underlying asset only up to a predetermined maximum gain with full, contingent or reduced downside market exposure to the worst performing underlying asset at maturity.

General Terms of the Securities

Payment at Maturity for Capped Performance Leveraged Upside Securities

For any PLUS offering, at maturity UBS will pay you a cash payment, for each PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its initial level, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

➢	If the underlying return of the worst performing underlying asset is zero:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative:

$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Capped PLUS are fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its initial level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Capped Trigger Performance Leveraged Upside Securities

For any Capped Trigger PLUS offering, at maturity UBS will pay you a cash payment, for each Capped Trigger PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its trigger level, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

➢	If the underlying return of the worst performing underlying asset is zero or negative and its final level is equal to or greater than its trigger level:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level:

$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Capped Trigger PLUS may be fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its trigger level, you will lose a

General Terms of the Securities

significant percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Capped Buffered Performance Leveraged Upside Securities

For any Capped Buffered PLUS offering, at maturity UBS will pay you a cash payment, for each Capped Buffered PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount)].

Investors in Capped Buffered PLUS will be exposed to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Capped Buffered Performance Leveraged Upside Securities with Downside Factor

For any Capped Buffered PLUS with Downside Factor offering, at maturity UBS will pay you a cash payment, for each Capped Buffered PLUS with Downside Factor you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

General Terms of the Securities

➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount) x Downside Factor].

Investors in Capped Buffered PLUS with Downside Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount multiplied by the downside factor, and in extreme situations, you could lose all of your initial investment.

The Uncapped PLUS Products:

The Uncapped PLUS Products provide participation in, and may enhance, any positive underlying return of the worst performing underlying asset by the leverage factor with full, contingent or reduced downside market exposure to the worst performing underlying asset at maturity.

Payment at Maturity for Uncapped Performance Leveraged Upside Securities

For any Uncapped PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its initial level, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

$10 + Leveraged Upside Payment.

➢	If the underlying return of the worst performing underlying asset is zero:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative:

$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Uncapped PLUS are fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the

General Terms of the Securities

worst performing underlying asset is less than its initial level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Uncapped Trigger Performance Leveraged Upside Securities

For any Uncapped Trigger PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped Trigger PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the final level of the worst performing underlying asset is less than its trigger level, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

➢	$10 + Leveraged Upside Payment.

➢	If the underlying return of the worst performing underlying asset is zero or negative and its final level is equal to or greater than its trigger level:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and its final level is less than its trigger level:

$10 + ($10 × Underlying Return of the Worst Performing Underlying Asset).

Investors in Uncapped Trigger PLUS may be fully exposed to any decline in the level of the worst performing underlying asset from the pricing date to the valuation date. Specifically, if the final level of the worst performing underlying asset is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Uncapped Buffered Performance Leveraged Upside Securities

For any Uncapped Buffered PLUS offering, at maturity UBS will pay you a cash payment, for each Uncapped Buffered PLUS you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

➢	$10 + Leveraged Upside Payment.

➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:

Principal Amount of $10.

General Terms of the Securities

➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount)].

Investors in Uncapped Buffered PLUS will be exposed to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Uncapped Buffered Performance Leveraged Upside Securities with Downside Factor

For any Uncapped Buffered PLUS with Downside Factor offering, at maturity UBS will pay you a cash payment, for each Uncapped Buffered PLUS with Downside Factor you hold, that will be based on (i) the underlying return of the worst performing underlying asset and (ii) whether the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, calculated as follows:

➢	If the underlying return of each underlying asset is positive:

$10 + Leveraged Upside Payment.

➢	If the underlying return of the worst performing underlying asset is zero or negative and the percentage decline from its initial level to its final level is equal to or less than the buffer amount:

Principal Amount of $10.

➢	If the underlying return of the worst performing underlying asset is negative and the percentage decline from its initial level to its final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return of the Worst Performing Underlying Asset + Buffer Amount) x Downside Factor].

Investors in Uncapped Buffered PLUS with Downside Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the worst performing underlying asset in excess of the buffer amount from the pricing date to the valuation date. Specifically, if the percentage decline of the worst performing underlying asset from its initial level to its final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the worst performing underlying asset in excess of the buffer amount multiplied by the downside factor, and in extreme situations, you could lose all of your initial investment.

General Terms of the Securities

Defined Terms Relating to Payments at Maturity for the Securities:

For each underlying asset, the “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula, the underlying return is:

Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable pricing supplement, the “initial level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the pricing date, or

➢	an underlying index, the closing level of such underlying index on the pricing date.

The initial level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

Unless otherwise provided in the applicable pricing supplement, the “final level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the valuation date, or

➢	an underlying index, the closing level of such underlying index on the valuation date.

The final level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

The “worst performing underlying asset” means the underlying asset with the lowest underlying return as compared to other underlying indices.

The “leveraged upside payment” will be a positive value per Security based on the leverage factor, discussed below, and the underlying return of the worst performing underlying asset, calculated as follows: $10 x Leverage Factor x Underlying Return of the Worst Performing Underlying Asset.

The applicable pricing supplement will specify the rate at which you will participate in the performance of the underlying asset. The rate will be referred to as the “leverage factor”. The leverage factor will be a positive number equal to or greater than 1.0, as specified in the applicable pricing supplement.

With respect to the Capped PLUS Products, the applicable pricing supplement will specify a maximum gain (the “maximum gain”), which will be a positive percentage and will cap the amount you may receive at maturity.

General Terms of the Securities

With respect to the Capped PLUS Products, the applicable pricing supplement will specify a maximum payment at maturity (the “maximum payment at maturity”), which will be a positive value per Security that is greater than the principal amount, based on the maximum gain and calculated as follows: $10 + ($10 x Maximum Gain).

With respect to the Capped Trigger PLUS and Uncapped Trigger PLUS, the “trigger level” will be, for each underlying asset, a level of the underlying asset that will be less than the initial level for that underlying asset, as specified in the applicable pricing supplement. The trigger level for each underlying asset will be based on a percentage of the initial level for that underlying asset, as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

With respect to the Capped Buffered PLUS, Uncapped Buffered PLUS, Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, the “buffer amount” will be a positive percentage specified in the applicable pricing supplement.

With respect to the Capped Buffered PLUS with Downside Factor and Uncapped Buffered PLUS with Downside Factor, the “downside factor” will be a positive number equal to or greater than 1.0, as specified in the applicable pricing supplement.

The calculation agent may adjust the terms of the Securities for an y underlying asset in the case of antidilution and reorganization events described below under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity” and “— Reorganization Events for Securities Linked to an Underlying Equity”.

Maturity Date

The maturity date for your securities will be set forth in the applicable pricing supplement. The securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the valuation date for any underlying asset, the maturity date will be postponed to maintain the same number of business days between the valuation date for the last underlying asset for which a final level is determined and the maturity date as existed prior to the postponement of the valuation date for one or more underlying assets. As discussed below under “— Valuation Date,” the calculation agent may postpone the valuation date for an underlying asset if a market disruption event with respect to such underlying asset occurs or is continuing on a day that would otherwise be the valuation date for such underlying asset. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Valuation Date

The determination of the final level for each underlying asset will be on the valuation date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying asset on that day. In that event, the valuation date for the affected underlying asset, will be the first following trading day on which the

General Terms of the Securities

calculation agent determines that a market disruption event does not occur and is not continuing with respect to the affected underlying asset. In no event, however, will the valuation date — and, therefore, the maturity date — for any underlying asset affected by a market disruption event be postponed by more than eight trading days. The postponement of the valuation date for any underlying asset will not affect the valuation date for any other underlying asset.

A postponement of the valuation date for a particular offering of the Securities will not affect the valuation date for any other offering of the Securities.

If the valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the valuation date will be the next following trading day.

Closing Level

Closing Level for an Underlying Equity

Unless otherwise specified in the applicable pricing supplement, the “closing level” of any underlying equity on any trading day means:

➢	if an underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such underlying equity (or such other security) is listed or admitted to trading; or

➢	if, following certain reorganization events affecting an underlying equity or following delisting or suspension of trading in an underlying equity, such underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events for Securities Linked to an Underlying Equity”); or

➢	if an underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for an underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Closing Level for an Underlying Index

Unless otherwise specified in the applicable pricing supplement, the “closing level” of any underlying index on any trading day means:

➢	the closing level of such underlying index; or

➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

General Terms of the Securities

published following the regular official weekday close of the principal trading session of the primary exchange for the underlying constituents of such index, each as determined by the calculation agent.

Market Disruption Events

The calculation agent will determine the final level of each underlying asset based upon the closing level(s) of each underlying asset and whether the final level of any underlying asset is less than its initial level or trigger level, or the percentage decline of any underlying asset has declined from its initial level to its final level by a percentage greater than the buffer amount, in each case as applicable, on the valuation date specified in the applicable pricing supplement for each offering of the Securities. If the calculation agent determines that, on the valuation date, a market disruption event has occurred or is continuing with respect to an underlying asset, the valuation date for that offering of the Securities may be postponed by up to eight trading days. If such a postponement occurs, the calculation agent will determine the final level of the affected underlying asset by reference to the closing level for that underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset. If, however, the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the final level of the affected underlying asset on such day. In such an event, the calculation agent will estimate the final level for the affected underlying asset that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption even with respect to a particular underlying asset t, the calculation agent may waive its right to postpone the valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the final level of such underlying asset on the valuation date.

For the avoidance of doubt, if on the valuation date, the calculation agent determines that no market disruption event is occurring with respect to a particular underlying asset, the determination of the final level for that underlying asset will be made on the valuation date irrespective of the occurrence of a market disruption event on that date with respect to one or more of the other underlying assets.

The calculation agent may also postpone the determination of the initial level of any underlying asset on the pricing date specified in the applicable pricing supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset on that date. If the pricing date is postponed, the calculation agent may adjust the valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

General Terms of the Securities

Market Disruption Events for an Underlying Equity

If a particular offering of the Securities is linked to an underlying equity, any of the following will be a market disruption event with respect to a particular underlying equity related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;

➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to the target index of such ETF;

➢	if an underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or

➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Securities, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying equity:

➢	a limitation on the hours or numbers of days of trading in an underlying equity or options on that underlying equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

General Terms of the Securities

➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity, or, if an underlying equity is an ETF, to the target index or underlying constituents of the ETF.

Market Disruption Events for an Underlying Index

If a particular offering of the Securities is linked to an underlying index, any of the following will be a market disruption event with respect to a particular underlying index related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;

➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;

➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;

➢	a change in the settlement price of any option or futures contract included in an underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the settlement price is not published for any individual option or futures contract included in an underlying index;

➢	an underlying index is not published; or

➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to an underlying index generally.

The following events will not be market disruption events with respect to any underlying index:

➢	a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of underlying constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

General Terms of the Securities

Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of an underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, trigger level or final level and the amount payable at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of an underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, underlying return, initial level, trigger level or final level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the underlying equity or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying return, initial level, trigger level, final level and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Antidilution Adjustments for Securities Linked to an Underlying Equity

For any offering of the Securities relating to an underlying equity, the initial level, the trigger level, and/or final level, as applicable, or any other term of the Securities, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” on page PS-21.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such

General Terms of the Securities

underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, trigger level and/or final level, as applicable, of the affected underlying equity or any other term of the Securities, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Securities is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then the initial level and the trigger level, as applicable, will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying equity, if applicable, in the event of a consolidation or merger of the issuer of the applicable underlying equity with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Securities.

If more than one event requiring an adjustment occurs with the same underlying equity, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, trigger level and/or final level of the affected underlying equity for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, trigger level and/or final level, as applicable, of the affected underlying equity. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, trigger level and/or final level of the affected underlying equity. All terms of the Securities resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the applicable pricing supplement for your Securities, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as an underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represents both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as an underlying equity, no

General Terms of the Securities

adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of an underlying equity or a free distribution or dividend of shares of an underlying equity to existing holders of an underlying equity by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of an underlying equity of:

•	additional shares of an underlying equity as described under “— Stock Dividends or Distributions” below,

•	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of an underlying equity, as applicable, or

•	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an underlying equity, as applicable, or other assets;

➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying equity.

General Terms of the Securities

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” on page PS-21.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying equity is subject to a stock split or a reverse stock split, then the initial level and the trigger level, as applicable, for the affected underlying equity will each be adjusted by dividing the prior initial level and the prior trigger level by the number of shares that a holder of one share of the affected underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying equity is subject to a stock dividend payable in shares of such underlying equity, then the initial level, and the trigger level, as applicable, for the affected underlying equity will each be adjusted by dividing the prior initial level and the prior trigger level by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the affected underlying equity.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

The terms of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to an underlying equity, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;

➢	issuances of transferable rights and warrants with respect to an underlying equity as described under “— Transferable Rights and Warrants” below;

➢	if an underlying equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events for Securities Linked to an Underlying Equity” beginning on page PS-43; and

➢	extraordinary cash dividends described below.

General Terms of the Securities

For any offering of the Securities, a dividend or other distribution with respect to an underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for an underlying equity by an amount equal to at least 10% of the closing level of an underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying equity and is payable in cash, the initial level and the trigger level, as applicable, for the affected underlying equity will each be adjusted by dividing the prior initial level and prior trigger level by the ratio of the closing level of the affected underlying equity on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of the affected underlying equity minus the amount per share of the affected underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying equity; or

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying equity that is both an extraordinary dividend and payable in an underlying equity, or an issuance of rights or warrants with respect to an underlying equity that is also an extraordinary dividend, will result in adjustments to the initial level and the trigger level, as applicable, or any other term of the Securities, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of an underlying equity issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing level of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, trigger level and/or final level, as applicable, of the affected underlying equity, or any other terms of the Securities as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

General Terms of the Securities

Reorganization Events for Securities Linked to an Underlying Equity

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	an underlying equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying equity issuer;

(b)	the issuer of an underlying equity or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)	any statutory share exchange involving outstanding shares of an underlying equity issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)	the issuer of an underlying equity or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(e)	the issuer of an underlying equity or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)	the issuer of an underlying equity or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the issuer of the underlying equity or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) with respect to an underlying equity occurs, then the determination of the final level for the affected underlying equity will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the affected underlying equity prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the affected underlying equity may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the affected underlying equity that makes no election, as determined by the calculation agent.

General Terms of the Securities

If a reorganization event occurs with respect to an underlying equity and the calculation agent adjusts such underlying equity to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying equity for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying equity.

For example, assume an offering of the Securities is linked to one underlying equity and the respective underlying equity issuer merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying equity for each Security in the particular offering to reflect any later stock split or any other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments for Securities Linked to an Underlying Equity”, as if the common shares were issued by the respective underlying equity issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying equity for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property for an affected underlying equity if a reorganization event occurs and any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the applicable underlying equity as described above. Consequently, in this product supplement, references to an applicable underlying equity mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying equity for the particular offering of the Securities. Similarly, references to the respective underlying equity issuer include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the valuation date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not

General Terms of the Securities

displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to an underlying equity and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying equity issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading in an Underlying Equity” below) to replace such underlying equity that is affected by any such share-for cash event or issuer merger event (the “original underlying equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, trigger level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying equity exists, then the calculation agent will deem the closing level of the original underlying equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the underlying equity on each remaining trading day to, and including, the valuation date.

If an ADR is serving as an underlying equity and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading in an Underlying Equity

If a common stock serving as an underlying equity is delisted or trading of an underlying equity is suspended on the primary exchange for such underlying equity, and such underlying equity is

General Terms of the Securities

immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying equity will continue to be deemed the underlying equity.

If a common stock serving as an underlying equity is delisted or trading of such underlying equity is suspended on the primary exchange for such underlying equity, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the applicable underlying equity issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the applicable underlying equity issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying equity that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; second, issuers with the same primary “Industry” classification; and third, issuers with the same primary “Industry Group” classification, in each case as the issuer of the applicable underlying equity. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial level, trigger level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity”.

If the applicable underlying equity is delisted or trading of the applicable underlying equity is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying equity exists, then the calculation agent will deem the closing level of the applicable underlying equity on the trading day immediately prior to its delisting or suspension to be the closing level of the applicable underlying equity on each remaining trading day to, and including, the valuation date.

General Terms of the Securities

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as an underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying equity, and the calculation agent will make any required adjustment to the initial level, trigger level and/or final level, as applicable, to the affected underlying equity and any other term of the Securities and thereafter will determine the final level of the affected underlying equity by reference to the non-U.S. stock and may determine the payment at maturity by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying equity represents more than or less than one share of such underlying equity, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of the underlying return on the valuation date, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity”, unless otherwise specified in the applicable pricing supplement.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as an underlying equity (“original ETF”) is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed an underlying equity, as applicable.

If an ETF serving as an underlying equity is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, trigger level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity”.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket

General Terms of the Securities

comprised of (i) the underlying constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, trigger level and/or final level, as applicable, of the affected underlying equity and any other term of the Securities and thereafter will determine the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the valuation date.

If at any time the underlying index or the underlying constituents of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in each case, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected underlying equity by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B holders of specified percentages in principal amount of all Medium-Term Notes, Series B together in some cases with other series of our debt securities, will be able to

General Terms of the Securities

take action affecting all the Medium-Term Notes, Series B including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America,

General Terms of the Securities

Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

In the case of an underlying equity, a “trading day” is a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which such underlying equity is listed or admitted for trading. With respect to an underlying equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading. In the case of an underlying index, the calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the underlying constituents.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus. The original issue date and maturity date for your Securities will be the dates specified in the applicable pricing supplement, unless such specified date is not a business day, in which case the applicable date will be the next following business day.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the payment at maturity, market disruption events, antidilution and reorganization adjustments, business days, trading days, the default amount, the underlying return, the worst performing underlying asset, the initial level, the trigger level, the final level and all other determinations with respect to the Securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases and sales of underlying assets and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on or after the applicable pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of an underlying equities and/or the underlying constituents;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying asset or underlying constituents;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or

➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the valuation date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-19 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

Supplemental U.S. Tax Considerations

The U.S. federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable pricing supplements may contain a further discussion of the special federal income tax consequences applicable to certain securities. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith. This discussion applies to you only if you acquire your Securities upon initial issuance and hold your Securities as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a financial institution or a bank,

➢	a regulated investment company or a real estate investment trust,

➢	a life insurance company,

➢	a tax-exempt organization, including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,

➢	a person that owns Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or any underlying asset, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, and changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate

Supplemental U.S. Tax Considerations

whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

In addition, we will not attempt to ascertain whether the issuer of any underlying equity or underlying equity constituent would be treated as a PFIC within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder upon the sale, exchange, redemption or maturity of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how the Securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Securities are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax laws (including non-U.S. tax law) to your investment in your Securities.

Unless otherwise specified in the applicable pricing supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the underlying assets and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, subject to the discussion below of the “constructive ownership” rules, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale or maturity of the Securities and you should generally recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Subject to the discussion of the constructive ownership rules (discussed below), such recognized gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

It is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities

Supplemental U.S. Tax Considerations

prior to the maturity of your Securities. In such case, your holding period in respect of your Securities may be treated as having ended prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.

Section 1260 of the Code

If a Security references an underlying equity or an underlying basket of equities or underlying index that includes equities that are treated as equity in a “regulated investment company” (or a “trust”) such as certain ETFs, a REIT, a PFIC, a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply, in which case the tax consequences of sale, exchange, redemption or maturity of the Securities could be affected materially and adversely. Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of such Securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange, redemption or maturity of the Security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or maturity of the Security). In the case of Securities referencing a gold or silver ETF, if Section 1260 were to apply to your Securities any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”. There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” or to a basket or index that contains shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of

Supplemental U.S. Tax Considerations

the long-term capital gain you may recognize with respect to the Securities. However, it is also possible that all or a portion of your gain with respect to the Securities could be treated as “Excess Gain” if, for example, where an ETF is the sole underlying asset, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Securities the holder had invested the principal amount of the Securities in shares of the underlying asset that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the Securities are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the Securities could be “Excess Gain” if you purchase the Securities for an amount that is less than the principal amount of the Securities or if the return on the Securities is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying asset. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge (or in the case of a gold or silver ETF, subject to the tax rate applicable to “collectibles”). Because the application of the constructive ownership rules to the Securities is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the Securities.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are materially different from those described above and could adversely affect the timing and/or character of income or loss with respect to the Securities. The IRS has released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Contingent Payment Debt Instrument. If the Securities have a term greater than one year, it is possible that the Securities could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You

Supplemental U.S. Tax Considerations

would recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, exchange, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities and, thereafter, would be capital loss.

Contingent Short-Term Debt Instrument. Similarly, if the Securities have a term of one year or less (after taking into account the last possible date that the Securities could be outstanding under their terms), it is possible that the Securities could be treated as debt instruments subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Other Alternative Treatments. The IRS could also possibly assert that (i) you should be treated as owning the components of the underlying assets, (ii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss or short-term capital gain or loss, (iii) you should be required to accrue interest income over the term of your Securities, (iv) you should be required to include in ordinary income an amount equal to any increase in the underlying assets that is attributable to ordinary income that is realized in respect of the components of the underlying assets, such as interest, dividends or net-rental income or (v) you should be required to recognize taxable gain upon a rollover, rebalancing or change, if any, of the components of any underlying assets. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities (or a portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value). You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by the Notice 2008-2, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Supplemental U.S. Tax Considerations

Information Reporting with respect to Foreign Financial Assets

U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale or exchange of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, redemption or maturity of the Securities will be subject to information reporting unless you are an “exempt recipient” (such as a U.S. corporation) and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status including providing a properly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of the Securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Section 897. Further, we will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the

Supplemental U.S. Tax Considerations

Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If any underlying equity issuer or underlying constituent issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity issuer or underlying constituent issuer as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks or indices containing U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Securities under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of an underlying asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “passthru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31,

Supplemental U.S. Tax Considerations

2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a non-U.S. entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the Securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations (including possible application of Section 1260 of the Code, and alternative treatments and the issues presented by the Notice 2008-2), as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of the underlying equity issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

Certain ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement, the index supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement, the index supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, and any other affiliate of UBS or any other securities dealers may distribute this product supplement, the index supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement, the index supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.